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                                                                   EXHIBIT 10.25


                                FIFTH AMENDMENT

          THIS FIFTH AMENDMENT (the "Amendment") is made and entered into as of the 16th day of February, 2001, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord"), and BLUE MARTINI SOFTWARE, INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to Peninsula Office Park Associates, L.P., a California limited partnership) and Tenant (as successor to Blue Martini, LLC) are parties to that certain lease dated September 1, 1998, which lease has been previously amended by First Amendment dated May 12, 1999, Second Amendment dated August 5, 1999, Third Amendment dated January 11, 2000 and Fourth Amendment dated December 20, 2000 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space containing approximately 43,789 rentable square feet (the "Original Premises") described as Suite No. 175 containing approximately 6,819 rentable square feet on the first floor ("Suite 175"), Suite No. 180 containing approximately 5,108 rentable square feet on the first floor ("Suite 180"), Suite No. 200 consisting of approximately 5,283 rentable square feet ("Suite 200"), Suite No. 200 A consisting of approximately 12,153 rentable square feet ("Suite 200A"), Suite No. 280 containing approximately 7,370 rentable square feet on the second floor ("Suite 280)" and Suite No. 285 containing approximately 7,056 rentable square feet on the second floor ("Suite 285") of the building commonly known as Peninsula Office Park 6 located at 2600 Campus Drive, San Mateo, California (the "Building").

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   Amendment.  Effective as of the date hereof (unless different effective
     ----------
     date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:


     A. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that Section VII.C of the Fourth Amendment shall be deleted in its entirety and substituted with the following:

          "C. Provided Tenant is not in default under this Lease, Tenant shall have the right to borrow up to $127,448.00 for the 31,862 rentable square feet of the Building that consists of Suite Nos. 200, 200A, 280 and 285 on the 2/nd/ floor of the Building (the "Allowance") from Landlord in order to finance the cost of the interior sprinkler work (the "Sprinkler Work"). Any Allowance borrowed by Tenant hereunder shall be repaid to Landlord as Additional Rent in equal monthly installments at an interest rate equal to 12% per annum over a period of 60 months. If Tenant is in default under

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               the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Allowance borrowed by Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord."

II.  Miscellaneous.
     --------------

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

     G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

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                       [SIGNATURES ARE ON FOLLOWING PAGE]


     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


                              LANDLORD:

                              EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

                              By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                              By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

                                   By:  __________________________

                                   Name:  __________________________

                                   Title:  __________________________



                              TENANT:

                              BLUE MARTINI SOFTWARE, INC., a Delaware
                              corporation

                              By:  ________________________________

                              Name:  ______________________________

                              Title:  _____________________________

                              By:  ________________________________

                              Name:  ______________________________

                              Title:  _____________________________


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